EXHIBIT 99.8a


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-56117) of Raytheon Company of our report dated June 4, 1999 relating to the financial statements of the Raytheon California Hourly Savings and Investment Plan, which appears in this Form 10-K/A.


PricewaterhouseCoopers LLP

Boston, Massachusetts
June 29, 1999